Exhibit 99.1
KIMBALL ELECTRONICS REPORTS Q1 RESULTS WITH STRONG START TO THE FISCAL YEAR; COMPANY UPDATES GUIDANCE FOR FISCAL 2024

•Net sales totaled $438.1 million, an 8% increase compared to the first quarter of fiscal 2023; foreign currency had a 1% favorable impact on net sales year-over-year.
•Operating income of $19.5 million, or 4.4% of net sales, an improvement compared to $13.6 million, or 3.3% of net sales, in the same period last year.
•Net income of $10.8 million, or $0.43 per diluted share, an improvement compared to $9.5 million, or $0.38 per diluted share, in the first quarter of fiscal 2023.

JASPER, Ind., November 6, 2023 -- (BUSINESS WIRE) -- Kimball Electronics, Inc. (Nasdaq: KE) today announced financial results for the first quarter of fiscal 2024.

	Three Months Ended
	September 30,
(Amounts in Thousands, except EPS)	2023	2022
Net Sales	$438,081	$405,889
Operating Income	$19,490	$13,571
Operating Income %	4.4%	3.3%
Net Income	$10,754	$9,509
Diluted EPS	$0.43	$0.38

Richard D. Phillips, Chief Executive Officer, stated, “I am very pleased with our results for the first quarter, particularly in light of the current macro environment. Q1 was a strong start to the fiscal year with record first quarter sales and operating income, year-over-year margin expansion, and 13% growth in net income. While these results were in-line with our expectations, we have been evaluating the impact of recent short-term market disruptions, including the UAW strike, global economic conditions, and geopolitical events, and have updated our guidance for the full year of fiscal 2024 to reflect softening demand in the end market verticals we serve.”

Mr. Phillips continued, “Longer-term, we continue to be encouraged by the growth opportunities in these markets, supported by favorable industry megatrends. With a strong funnel of new business, our capital allocation strategy is focused on organic growth, which will likely include additional global expansions in the future, combined with investments in automation and efficiency. We are winning together, the Kimball way, and I am excited about what lies ahead for our Company.”

The Company ended the first quarter of fiscal 2024 with cash and cash equivalents of $56.6 million and borrowings outstanding on credit facilities of $296.7 million, including $235.0 million classified as long term, and $90.5 million of borrowing capacity available. Cash flow generated from operating activities in the first quarter of fiscal 2024 was $12.8 million, and capital expenditures were $11.3 million.

Net Sales by Vertical Market for Q1 Fiscal 2024:

	Three Months Ended
	September 30,
(Amounts in Millions)	2023	*	2022	*	Percent Change
Automotive (1)	$212.5	49%	$188.2	46%	13%
Medical (1)	102.4	23%	116.0	29%	(12)%
Industrial (1)	123.2	28%	101.7	25%	21%
Total Net Sales	$438.1		$405.9		8%

*As a percent of Total Net Sales
(1) Beginning in fiscal year 2024, miscellaneous sales previously reported in Other are now reported in the respective three end market verticals; all prior periods have been recast to conform to current period presentation

–Automotive includes electronic power steering, body controls, automated driver assist systems, and electronic braking systems
–Medical includes sleep therapy and respiratory care, image guided therapy, in vitro diagnostics, drug delivery, AED, and patient monitoring
–Industrial includes climate controls, automation controls, optical inspection, smart metering, and public safety

Net sales for fiscal year 2024 are now expected to be flat with the prior year, compared to the previous estimate of a 4% to 7% increase. Operating income is also estimated to be in line with fiscal 2023, compared to the previous guidance range of 4.7% to 5.2% of net sales. The outlook for capital expenditures did not change with a range of $70 to $80 million.

Forward-Looking Statements
Certain statements contained within this release are considered forward-looking, including our fiscal year 2024 guidance, under the Private Securities Litigation Reform Act of 1995. The statements may be identified by the use of words such as “expect,” “should,” “goal,” “predict,” “will,” “future,” “optimistic,” “confident,” and “believe.” Undue reliance should not be placed on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. These forward-looking statements are subject to risks and uncertainties including, without limitation, global economic conditions, geopolitical environment and conflicts such as the war in Ukraine, global health emergencies, availability or cost of raw materials and components, foreign exchange rate fluctuations, and our ability to convert new business opportunities into customers and revenue. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the company are contained in its Annual Report on Form 10-K for the year ended June 30, 2023.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. The non-GAAP financial measures contained herein include constant currency growth, adjusted operating income, adjusted net income, adjusted diluted EPS, and ROIC. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the Reconciliation of Non-GAAP Financial Measures section below. Management believes these measures are useful and allow investors to meaningfully trend, analyze, and benchmark the performance of the company’s core operations. The company’s non-GAAP financial measures are not necessarily comparable to non-GAAP information used by other companies.

About Kimball Electronics, Inc.
Kimball Electronics is a multifaceted manufacturing solutions provider of electronics and diversified contract manufacturing services to customers around the world. From our operations in the United States, China, India, Japan, Mexico, Poland, Romania, Thailand, and Vietnam, our teams are proud to provide manufacturing services for a variety of industries. Recognized for a reputation of excellence, we are committed to a high-performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball Electronics, Inc. (Nasdaq: KE) is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit: www.kimballelectronics.com.

Conference Call / Webcast

Date:	November 7, 2023
Time:	10:00 AM Eastern Time
Live Webcast:	investors.kimballelectronics.com/events-and-presentations/events
Dial-In #:	404-975-4839 (other locations - 833-470-1428)
Conference ID:	408670
For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.
Lasting relationships. Global success.

Financial highlights for the first quarter ended September 30, 2023 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	September 30, 2023		September 30, 2022
Net Sales	$438,081	100.0%	$405,889	100.0%
Cost of Sales	402,539	91.9%	376,568	92.8%
Gross Profit	35,542	8.1%	29,321	7.2%
Selling and Administrative Expenses	16,052	3.7%	15,750	3.9%
Operating Income	19,490	4.4%	13,571	3.3%
Interest Income	299	0.1%	17	—%
Interest Expense	(5,447)	(1.2)%	(1,920)	(0.5)%
Non-Operating Income (Expense), net	(1,131)	(0.3)%	500	0.2%
Other Income (Expense), net	(6,279)	(1.4)%	(1,403)	(0.3)%
Income Before Taxes on Income	13,211	3.0%	12,168	3.0%
Provision for Income Taxes	2,457	0.5%	2,659	0.7%
Net Income	$10,754	2.5%	$9,509	2.3%

Earnings Per Share of Common Stock:
Basic	$0.43		$0.38
Diluted	$0.43		$0.38
Average Number of Shares Outstanding:
Basic	25,041		24,826
Diluted	25,238		24,955

Condensed Consolidated Statements of Cash Flows	Three Months Ended
(Unaudited)	September 30,
(Amounts in Thousands)	2023	2022
Net Cash Flow provided by (used for) Operating Activities	$12,801	$(60,194)
Net Cash Flow used for Investing Activities	(11,302)	(19,320)
Net Cash Flow provided by Financing Activities	13,985	50,769
Effect of Exchange Rate Change on Cash, Cash Equivalents, and Restricted Cash	(549)	(1,391)
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	14,935	(30,136)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	43,864	49,851
Cash, Cash Equivalents, and Restricted Cash at End of Period	$58,799	$19,715

	(Unaudited)
Condensed Consolidated Balance Sheets	September 30, 2023	June 30, 2023
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$56,581	$42,955
Receivables, net	259,419	308,167
Contract assets	87,675	78,798
Inventories	482,229	450,319
Prepaid expenses and other current assets	45,141	49,188
Property and Equipment, net	268,645	267,684
Goodwill	12,011	12,011
Other Intangible Assets, net	11,603	12,335
Other Assets	39,862	38,262
Total Assets	$1,263,166	$1,259,719

LIABILITIES AND SHARE OWNERS’ EQUITY
Current portion of borrowings under credit facilities	$61,680	$46,454
Accounts payable	308,912	322,274
Advances from customers	41,467	33,905
Accrued expenses	66,272	72,515
Long-term debt under credit facilities, less current portion	235,000	235,000
Long-term income taxes payable	3,255	5,859
Other long-term liabilities	18,318	19,718
Share Owners’ Equity	528,262	523,994
Total Liabilities and Share Owners’ Equity	$1,263,166	$1,259,719

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except Per Share Data)

	Three Months Ended
	September 30,
	2023	2022
Net Sales Growth (vs. same period in prior year)	8%	39%
Foreign Currency Exchange Impact	1%	(5)%
Constant Currency Growth	7%	44%

Operating Income, as reported	$19,490	$13,571
SERP	(177)	(235)
Adjusted Operating Income	$19,313	$13,336

	Twelve Months Ended
	September 30,
	2023	2022
Operating Income	$93,648	$61,340
SERP	759	(1,711)
Legal Recovery	(212)	—
Adjusted Operating Income (non-GAAP)	$94,195	$59,629
Tax Effect	22,913	16,356
After-tax Adjusted Operating Income	$71,282	$43,273
Average Invested Capital (1)	$738,096	$544,711
ROIC	9.7%	7.9%
(1) Average invested capital is computed using Share Owners’ equity plus current and non-current debt less cash and cash equivalents averaged for the last five quarters.